Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 12, 2013 (except for the last paragraph of Note 2, as to which the date is May 17, 2013) in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-191609) and related Prospectus of Portola Pharmaceuticals, Inc. for the registration of 4,800,000 shares of its common stock.

/s/ Ernst & Young LLP

Redwood City, California

October 16, 2013